UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2010 (October 1, 2010)
EMDEON INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34435 (Commission File Number)	20-5799664 (IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN (Address of Principal Executive Offices)	37214 (Zip Code)
(615) 932-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On October 1, 2010, Emdeon Business Services LLC (“EBS”) and Medifax-EDI Holding Company (“Medifax”, and together with EBS, the “Borrowers”), each an indirect subsidiary of Emdeon Inc., a Delaware corporation (“Emdeon”), and EBS Master LLC (“EBS Master”), a subsidiary of Emdeon, entered into Amendment No. 3 to First Lien Credit Agreement (the “Amendment”), which amends the First Lien Credit Agreement, dated as of November 16, 2006 (as amended by Amendment No. 1 dated as of March 9, 2007, Amendment No. 2 dated as of July 7, 2009, and the Amendment, the “Credit Agreement”), by and among the Borrowers, EBS Master, the lenders and agents party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”).
     The Amendment was entered into in connection with the incurrence of an additional $100 million of term loan indebtedness under the Credit Agreement pursuant to an incremental term loan facility (the “Incremental Facility”). The term loans under the Incremental Facility will bear interest at the Borrowers’ option at either (i) the Adjusted LIBO Rate (as defined in the Credit Agreement), plus 3.00% per annum with an Adjusted LIBO Rate floor of 1.50% or (ii) the Alternate Base Rate (as defined in the Credit Agreement), plus 2.00% per annum, with an Alternate Base Rate floor of 2.50%. Other than the interest rate, the incremental term loans incurred under the Incremental Facility are on substantially the same terms as the existing term loans incurred under the Credit Agreement. The proceeds of the borrowing under the Incremental Facility were used to finance, in part, the acquisition of Chamberlin Edmonds Holdings, Inc. (“CEA Holdings”) and Chamberlin Edmonds & Associates, Inc., a subsidiary of CEA Holdings (“CEA”, and together with CEA Holdings, the “CEA Entities”) and any remaining proceeds will be used for general corporate purposes.
     The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On October 1, 2010, Medifax and two newly-formed wholly-owned subsidiaries of Medifax (referred to herein as “Merger Sub” and “CEA Merger Sub”, and together with Medifax, the “Emdeon Entities”) completed the acquisition of the CEA Entities, pursuant to the terms of an Agreement and Plan of Merger dated as of September 3, 2010 (the “Merger Agreement”). The execution of the Merger Agreement was previously disclosed in a Current Report on Form 8-K filed by Emdeon on September 8, 2010.
     Pursuant to the Merger Agreement, Merger Sub merged with and into CEA Holdings, with CEA Holdings being the surviving entity, and CEA Merger Sub merged with and into CEA, with CEA being the surviving entity. As a result, CEA Holdings and CEA each became subsidiaries of Medifax. The merger consideration paid by the Emdeon Entities at closing was $260,000,000, prior to giving effect to certain working capital and other balance sheet adjustments as of the closing.
     Emdeon will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in Item 1.01 with respect to the Incremental Facility is incorporated herein by reference.

Item 8.01	Other Events.
     On October 4, 2010, Emdeon issued a press release announcing the completion of the acquisition of the CEA Entities and the financing as referenced above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1
Amendment No. 3 to First Lien Credit Agreement, dated as of October 1, 2010, among EBS Master LLC, Emdeon Business Services LLC, as borrower, Medifax-EDI Holding Company, as additional borrower, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent, collateral agent, Swingline Lender and Issuing Bank.

99.1	Press Release dated October 4, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.
Date: October 4, 2010	By:	/s/ Gregory T. Stevens
		Name:	Gregory T. Stevens
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
Amendment No. 3 to First Lien Credit Agreement, dated as of October 1, 2010, among EBS Master LLC, Emdeon Business Services LLC, as borrower, Medifax-EDI Holding Company, as additional borrower, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent, collateral agent, Swingline Lender and Issuing Bank.

99.1	Press Release dated October 4, 2010